                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        INTERNATIONAL AIRCRAFT INVESTORS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                        INTERNATIONAL AIRCRAFT INVESTORS
                       3655 TORRANCE BOULEVARD, SUITE 410
                           TORRANCE, CALIFORNIA 90503
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001
                            ------------------------

Dear Stockholders:

     The annual meeting of stockholders of International Aircraft Investors (the "Company") will be held at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503 on May 31, 2001, at 9:00 a.m., to consider and vote on the following matters described in this Notice and the enclosed Proxy Statement:

          (1) To elect nine members of the Board of Directors;

          (2) To consider and vote upon a proposal to amend the Company's 1997 Stock Option and Award Plan;

          (3) To consider and vote upon a proposal to amend the Company's 1997 Eligible Directors Stock Option Plan;

          (4) To consider and vote upon a proposal to ratify the selection of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001; and

          (5) To consider such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     Enclosed is a Proxy Statement describing the matters to be voted upon at the annual meeting. Please read it carefully and then sign, complete and return your Proxy as promptly as possible. If you receive more than one Proxy because your shares are registered in different names or addresses, each such Proxy should be signed and returned to assure that all your shares will be voted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STUART M. WARREN,
                                          Secretary

April 12, 2001

        YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND
                         RETURN IT PROMPTLY. THANK YOU.

                        INTERNATIONAL AIRCRAFT INVESTORS
                       3655 TORRANCE BOULEVARD, SUITE 410
                           TORRANCE, CALIFORNIA 90503
                            ------------------------

                                PROXY STATEMENT
                 FOR ANNUAL MEETING TO BE HELD ON MAY 31, 2001
                            ------------------------

                              GENERAL INFORMATION

     The Board of Directors has fixed Monday April 2, 2001 at the close of business, as the record date for determination of stockholders entitled to notice of and to vote at the meeting. Only holders of record of shares of common stock at the close of business on that date are entitled to vote. The stock transfer books will not be closed.

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2001. THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN A MANNER DIRECTED THEREIN. IF NO DIRECTION IS MADE , THE PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD, FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1997 STOCK OPTION AND AWARD PLAN, FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1997 ELIGIBLE DIRECTORS STOCK OPTION PLAN AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY. A Proxy may be revoked at any time before it is exercised by delivering written notice of such revocation to the Secretary of the Company prior to the annual meeting or by voting by ballot at the annual meeting. The cost of soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, however, regular employees of the Company, without additional remuneration, may solicit proxies by telephone, telegram and in person. The proxy materials will be mailed to stockholders of record beginning on or about April 16, 2001.

     The Annual Report of the Company, including audited consolidated balance sheets of the Company as of December 31, 2000 and 1999 and audited consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2000, accompanies this Proxy Statement.

     The common stock constitutes the only class of securities of the Company authorized to vote at the annual meeting. As of the close of business on April 2, 2001, there were 3,681,773 shares of common stock outstanding. Each share is entitled to one vote.

     The Bylaws of the Company require advance notification of the intent of any stockholder to nominate a person for the position of Director of the Company. The Bylaws require that a stockholder's notice of his intent to nominate a person shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder to be timely must be so received no later than the close of business on the 15th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made. The stockholder's notice must set forth certain information regarding the stockholder and the nominee as set forth in the Bylaws. Any nomination made which does not comply with the requirements of the Bylaws will be disallowed and such nomination will not be placed before the stockholders.

     Votes cast by proxy or in person at the annual meeting will be counted by the person(s) appointed by the Company to act as election inspector(s) for the meeting. The election inspector(s) will treat shares represented by proxies that "withhold authority to vote" as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the election of directors.

     The election inspector(s) will treat shares referred to as "broker non-votes" as shares present and entitled to vote for purposes of determining the presence of a quorum. However, as to any matter as to which the broker has physically indicated on the proxy that the broker does not have discretionary authority to vote the shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying Proxy and as summarized elsewhere in this Proxy Statement.

                             ELECTION OF DIRECTORS

     Each director is elected to serve until the next annual meeting and until a successor has been elected and qualified. In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to vote, up to the number of directors to be elected, will be elected and votes cast against a candidate or votes withheld will have no legal effect.

                                                                                   SERVED AS
           NAME          AGE(1)               PRINCIPAL OCCUPATION               DIRECTOR SINCE
           ----          ------               --------------------               --------------
    William E.
      Lindsey..........    63      Chairman of the Board, Chief                       1988
                                   Executive Officer of the Company
    Michael P.
      Grella...........    44      President of the Company, Chief                    1988
                                   Operating Officer
    Magnus
      Gunnarsson.......    54      President of Capital Consulting                    1997
    Ralph O.
      Hellmold.........    60      Chairman of The Private Investment                 1997
                                   Banking Company
    Alex R. Lieblong...    50      President, Lieblong & Associates, Inc.               --
                                   and General Partner of Key Colony Fund,
                                   L.P.
    Aaron Mendelsohn...    49      Private Investor                                   1988
    Christer Salen.....    59      Board member Merchant Venture                      1989
                                   Investments (VenCap); Chairman Exxtor
                                   Aviation, European Aircraft Investors,
                                   Caledonian Steamship, Viking River
                                   Cruises, Noble Caledonia Holdings and SCS
                                   Management
    Kenneth Taylor.....    69      Retired Vice-President-Technical of                1994
                                   International Lease Finance Corporation
    Stuart M. Warren...    58      President, Warren & Sklar, a law                   1988
                                   corporation

---------------
(1) As of December 31, 2000.

     MR. LINDSEY has served as Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company since 1988. He has over 30 years of aviation experience as an aeronautical and astronautical engineer, attorney, aircraft salesman, fleet and financial planner, and airline manufacturing executive. Prior to joining the Company, he was Chairman of the Board of Directors of Aircraft Finance Corporation ("AFC"), a privately held company engaged in the acquisition, disposition and leasing of used commercial aircraft, for approximately three years. Previously, Mr. Lindsey was employed by Western Airlines for approximately 15 years as the Manager of Operations, as an attorney in the corporate law department, and as the Director of Fleet Planning with responsibility for the evaluation, negotiation and acquisition of aircraft. From 1967 to 1972, in addition to his duties for Western Airlines, Mr. Lindsey was qualified as a Designated Engineering Representative (DER) for the Federal Aviation Administration (the "FAA"), which allowed him to approve all of Western Airlines' aircraft operational parameters on behalf of the FAA. He holds a B.S. in aeronautical engineering from Northrop University and a J.D. from Loyola University School of Law, Los Angeles.

     MR. GRELLA has served as President of the Company since 1988. Prior to joining the Company, he was President of AFC for approximately three years. Previously, Mr. Grella served for seven years as Director of Marketing for Aircraft Investment Corporation. In that capacity, he was responsible for the marketing, negotiation and sale of commercial jet aircraft on several continents, as well as for research, evaluation, pricing and contract administration. Mr. Grella's experience also includes the evaluation, inspection, selection and acquisition of aircraft on an international basis; and the negotiation and management of a multiple aircraft modification program for a major U.S. manufacturer. Mr. Grella holds a B.S. in business from Brockport University.

     MR. GUNNARSSON is the founder and President of Capital Consulting, an Iceland based airline consulting firm specializing in the leasing of aircraft worldwide for various airline operators and investors. Prior to forming Capital Consulting, he was the Managing Director of the Union of Icelandic Fish Producers and Chairman of the Board of the Icelandic Export Council from 1986 to 1994. He was Managing Director of the Confederation of Icelandic Employers from 1983 to 1986, Vice Chairman of Esso Oil Company in Iceland from 1981 to 1983 and Managing Director of Eagle Air, an Icelandic charter airline, from 1976 to 1981. He is a former professor of economics and management at the Icelandic Commercial College and a graduate of the same institution. Mr. Gunnarsson graduated from the University of Iceland in 1971 with a Cand. Ocean degree.

     MR. HELLMOLD is the Chairman of The Private Investment Banking Company, LLC and President of Hellmold Associates, Inc., both investment banking boutiques which specialize in capital raising mergers and acquisitions. Mr. Hellmold is also a director of Core Materials Corp. (a plastics manufacturer), AHL Shipping Company, and Q.C. Leasing, and he is an independent trustee of Ridgewood Electric Power Trusts II and III, Delaware business trusts. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     MR. LIEBLONG is President and owner of Lieblong & Associates, Inc., which was founded in 1997. Mr. Lieblong is also General Partner of Key Colony Fund, L.P., a hedge fund. Mr. Lieblong was Senior Vice President of Paine Webber, Inc. from 1987 to 1997.

     MR. MENDELSOHN was an Associate Director of Bear Stearns & Co. Inc. from 1988 to March 1997. Mr. Mendelsohn is currently a Director of Display Products, Inc. (an electronics firm), Advanced Bionics Corporation, Medical Research Group, Inc. and Second Sight, LLC (all medical device technology companies). He is also a Director of the Alfred E. Mann Institute for Biomedical Engineering at University of Southern California and serves as Chairman of the MAESTRO Foundation (a non-profit organization devoted to projects in music). He received his B.A. from the University of California at Los Angeles, his J.D. from Loyola University School of Law, Los Angeles and is a member of the State Bar of California (inactive status).

     MR. SALEN has been engaged in shipping and aviation for most of his working life and was a founding partner of Cargolux Airlines International. In recent years, Mr. Salen's primary focus has shifted from shipping to river cruising, tour operating and significant venture capital interests. Mr. Salen is a Board Member of Merchant Venture Investments, a private venture capital group and Chairman of the Board of Exxtor Aviation; European Aircraft Investors (aviation); Caledonian Steamship; Viking River Cruises (river cruising); Noble Caledonia Holdings (tour operations) and SCS Management.

     MR. TAYLOR retired from International Lease Finance Corporation ("ILFC") in early 1994 where he served as Vice President-Technical. Prior to joining ILFC in 1983, Mr. Taylor was an officer, director and principal stockholder of Century International, Ltd., which was engaged in the business of aircraft sales, leasing and financing from 1978 to 1983. Prior to 1978, Mr. Taylor was an executive of TigerAir, Inc. and he was active in the airline industry with Douglas Aircraft Company, Fairchild Aircraft Marketing Company and DeHavilland Aircraft of Canada.

     MR. WARREN has served as Secretary and a Director of the Company since 1988. Mr. Warren is currently a principal in Warren & Sklar, a law corporation. He has been a practicing attorney for the past 32 years, during the last 30 of which he has been actively engaged in representing clients in the aviation industry. Mr. Warren was engaged as an attorney for The Flying Tiger Line Inc. for approximately 14 years and thereafter represented ILFC as well as other leasing companies and airlines in connection with the purchase, finance and lease of aircraft. He received his A.B. from Princeton University magna cum laude and his LL.B. from the Harvard Law School cum laude and is a member of the State Bars of California and New York. He is a Director of The Flying Hospital, Inc. and The Flying Hospital (UK) Ltd., (tax exempt charities), Arena Aviation, Inc. (an aircraft lessor), Westfield Aviation, Inc. (Aircraft owner) and Pan Pacific Holdings, Inc. (cargo transportation).

DIRECTOR COMPENSATION

     The Company pays outside directors an annual fee of $12,500 and a fee of $1,000 for each board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for their reasonable out-of-pocket expenses incurred to attend Board of Directors or committee meetings.

     The Board of Directors and stockholders of the Company have adopted the Company's 1997 Eligible Directors Stock Option Plan (the "1997 Directors Plan"). The purpose of the 1997 Directors Plan is to promote the success of the Company by providing an additional means through the grant of stock options to attract, motivate and retain experienced and knowledgeable Eligible Directors (as defined below). The 1997 Directors Plan provides that annually an Eligible Director will receive an option to purchase 10,000 shares of common stock at an exercise price equal to the market price of the common stock on the date of grant. The 1997 Directors Plan currently authorizes the issuance of 125,000 shares of common stock and the Board of Directors is proposing that the stockholders increase that number to 305,000 shares. Stock options granted under the 1997 Directors Plan will expire five years after the date of grant. If a person's service as a member of the Board of Directors terminates, any unexercisable portion of the option shall terminate and the option will terminate six months after the date of termination or the earlier expiration of the option by its terms. Options generally vest over a three-year period. Upon a Change in Control Event (as defined in the 1997 Directors Plan), the options will become fully exercisable. "Eligible Director" means a member of the Board of Directors of the Company who as of the applicable date of grant is not (i) an officer or employee of the Company or any subsidiary, or (ii) a person to whom equity securities of the Company or an affiliate have been granted or awarded within the prior year under or pursuant to any other plan of the Company or an affiliate that provides for the grant or award of equity securities.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Amended and Restated Articles of Incorporation contain provisions that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company has entered into indemnity agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnity agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

COMMITTEES AND ATTENDANCE

     An Audit Committee was formed in 1998, the members of which are Aaron Mendelsohn, Ralph O. Hellmold and Kenneth Taylor. The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the

Company, reviewing with the Company's independent auditors the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee met on four occasions in 2000.

     A Compensation Committee was formed in 1997, the members of which are Ralph
O. Hellmold, Christer Salen and Kenneth Taylor. The Compensation Committee recommends compensation levels of senior management and works with senior management on benefit and compensation programs for Company employees. During 2000, the Compensation Committee met on one occasion.

     A Nominating Committee was formed in 2000, the members of which are Ralph
O. Hellmold, Aaron Mendelsohn and Christer Salen. The Nominating Committee recommends a full slate of directors to the Board of Directors. The Nominating Committee did not meet in 2000.

     There were four meetings of the Board of Directors during 2000. All directors attended more than 75% of the meetings of the Board of Directors and committees of which they are members.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of annual and long-term compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each of the most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 2000 was in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                 ANNUAL COMPENSATION         COMPENSATION AWARDS
                             ----------------------------    -------------------
                             YEAR     SALARY      BONUS       NUMBER OF OPTIONS
                             ----    --------    --------    -------------------
William E. Lindsey.........  2000    $260,000    $     --          30,000
  Chairman of the Board and  1999     236,000     116,000          15,000
  Chief Executive Officer    1998     160,000      50,000              --
Michael P. Grella..........  2000     215,000          --          25,000
  President and              1999     195,000      97,500          14,000
  Chief Operating Officer    1998     140,000      50,000              --
Rick O. Hammond............  2000     108,000      12,000          18,000
  Vice President-Finance     1999     135,000      15,000          10,000
  and Chief Financial        1998     120,000      25,000              --
  Officer
Alan G. Stanford Jr. ......  2000     100,000      10,000          15,000
  Vice President-Controller
Christopher Vorderkunz.....  2000     118,800      10,000          15,000
  Vice President-Technical   1999     110,000      10,000           8,000
                             1998     100,000      10,000              --

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of William E. Lindsey, the Chairman of the Board and Chief Executive Officer of the Company, and Michael P. Grella, the President of the Company. Each employment agreement provides for a term of approximately three years and automatically extends annually one additional year unless notice is given by the Company or the employee. Mr. Lindsey and Mr. Grella are entitled to a base salary of $260,000 and $215,000 per year, respectively for 2001, and each is entitled to a bonus based upon certain pretax income targets, which could amount to bonuses of up to 125% of the employee's base salary.

     Under each employment agreement, in the event of a termination of the employee's employment without cause, his total disability (as defined in the agreements) or the employee resigns for "good reason" (as defined in the agreements) within one year of a "change in control" (as defined below), the employee is entitled to receive, in addition to salary and bonuses accrued to the date of termination, all amounts payable under the agreement as though such termination, total disability or resignation for good reason had not occurred. A "change in control" occurs under the agreements upon
(i) approval by the stockholders of the Company of the dissolution or liquidation of the Company; (ii) approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities not a subsidiary of the Company, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company); (iii) approval by the stockholders of the Company of the sale, lease, conveyance or other disposition of all or substantially all of the Company's business and/or assets to a person or entity which is not a wholly owned subsidiary of the Company; (iv) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of common stock of the Company at the time of the execution of the employment agreements (or an affiliate, successor, heir, descendant or related party of or to any such person), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or (v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors. For purposes of this definition, "Continuing Directors" are persons who were (A) members of the Board of Directors of the Company on the date of the employment agreements or (B) nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

EXISTING STOCK OPTIONS

     The following table sets forth the options granted to executive officers named in the Summary Compensation Table during 2000:

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                     NUMBER OF
                                     SECURITIES   PERCENT OF TOTAL
                                     UNDERLYING      GRANTED TO                                    GRANT DATE
                                      OPTIONS       EMPLOYEES IN     EXERCISE PRICE   EXPIRATION     PRESENT
               NAME                  GRANTED(#)     FISCAL YEAR        ($/SHARE)         DATE      VALUE($)(1)
               ----                  ----------   ----------------   --------------   ----------   -----------
William E. Lindsey.................    30,000           24.8%            $5.50         10/19/05     $ 73,800
Michael P. Grella..................    25,000           20.7             $5.50         10/19/05     $ 61,500
Rick O. Hammond....................    18,000           14.9             $5.50         10/19/05     $ 44,280
Alan G. Stanford Jr. ..............    15,000           12.4             $5.50         10/19/05     $ 36,900
Christopher W. Vorderkunz..........    15,000           12.4             $5.50         10/19/05     $ 36,900

---------------
(1) The following assumptions were used under the Black-Scholes method: dividend yield of 0%; expected volatility of 39%; risk-free rate of return 6% and expected lives of 5 years.

     The following table sets forth the value of the options held by officers named in the Summary Compensation Table at year end 2000.

                   OPTIONS EXERCISES AND YEAR-END VALUE TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING         VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS
                                                                  FISCAL YEAR-END (#)        AT FY-END ($)
                                    SHARES ACQUIRED    VALUE     ----------------------   --------------------
                                      ON EXERCISE     REALIZED        EXERCISABLE/            EXERCISABLE/
               NAME                       (#)           ($)          UNEXERCISABLE          UNEXERCISABLE(2)
               ----                 ---------------   --------   ----------------------   --------------------
William E. Lindsey................         --             --        304,166 / 27,500       $     268,893 / --
Michael P. Grella.................         --             --        207,194 / 22,917             179,262 / --
Rick O. Hammond...................         --             --         15,055 / 16,500               5,211 / --
Alan G. Stanford Jr. .............         --             --          4,250 / 13,750                  -- / --
Christopher W. Vorderkunz.........         --             --          8,472 / 13,750               2,084 / --

---------------
(1) Market value of underlying securities at exercise, minus the exercise price.

(2) "Spread" calculated by subtracting the exercise or base price from the closing stock price of $5.438 at December 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the year ended December 31, 2000, all decisions regarding executive compensation were made by the Board of Directors of the Company. William E. Lindsey and Michael P. Grella, directors and executive officers of the Company, did not participate in deliberations by the Board of Directors of the Company regarding executive compensation. None of the executive officers of the Company currently serves on the compensation committee of another entity or any other committee of the board of directors of another entity performing similar functions.

CERTAIN TRANSACTIONS

     During 1999 and 1998, the Company purchased aircraft from ILFC aggregating $91,700,000 and $75,100,000, respectively. At December 31, 2000 and 1999, 94% of the Company's gross fleet cost was comprised of aircraft acquired from ILFC. The Company financed these acquisitions through bank loans, partially guaranteed by ILFC, as well as loans from ILFC. ILFC provides these guarantees to lenders through an Asset Value Guarantee (AVG). ILFC's financial support has allowed the Company to finance aircraft purchases at more favorable leverage than the Company could otherwise obtain. The Company's typical operating lease transaction with an AVG requires a cash investment by the Company of approximately 5% to 15% of the aircraft purchase price while the industry standard ranges from 20% to 30%. At December 31, 2000 and 1999, $30,055,909 or 12% and $31,913,643 or 12%, of long-term debt was covered by AVGs and $133,103,607, or 52%, and $142,072,319, or 52%, was due to ILFC, respectively.

     The Company had one aircraft leased to ILFC which is subleased to an airline at December 31, 2000 and 1999. The Company recognized rental income of $940,000, $942,500 and $960,000 from this lease in each of the years ended 2000, 1999 and 1998, respectively. The lease expires in August 2001.

     During 2000 and 1999 the Company leased aircraft to third parties for which ILFC guaranteed certain rental revenue.

     The Company has an agreement with ILFC related to the December 1995 purchase of an aircraft which provides for recovery of an operating loss, as defined, in the acquired lease. Accordingly, the Company reduced the purchase price of the related aircraft and recognized a receivable for the present value of the estimated recovery aggregating $579,000. The balance was paid at December 31, 1999. The loss stems from a stated lease rate which was less than the market lease rate at the date of acquisition. Accordingly, the Company allocated additional cost to the purchase price and recognized deferred rent aggregating $1,747,000 for the present value of the difference between the market and stated rent. Deferred rent will be amortized on the straight-line method over the remaining lease term. At December 31, 2000 and 1999, deferred rent from the lease was $497,000 and $747,000, respectively.

     The following Report of the Compensation Committee and the Company Performance Graph included in this Proxy Statement shall not be determined to be incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report or the Company Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such acts.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee, which is comprised entirely of nonemployee Directors, establishes base compensation rates for the Company's executive officers, and approves awards under the Company's 1997 Stock Option and Award Plan, among other duties.

     The Committee's executive compensation policies are designed to provide competitive compensation opportunities, to reward executives consistent with the Company's performance, to recognize individual performance and responsibility, to assist the Company in attracting and retaining qualified executives and, most importantly, to underscore the importance of creating total stockholder value. The principal elements of compensation are base salaries, annual cash bonuses, and long-term stock based incentives. By design, the variable or at-risk components of compensation are proportionately greater for senior executives, in recognition of their greater potential impact on the Company's results.

     All compensation decisions are determined following a detailed review of many factors that the Company believes are relevant, including the Company's achievements over the past year, external competitive data, each individual's contributions to the Company's success and significant changes in roles or responsibilities.

     The competitiveness of the Company's total compensation program -- incorporating base salaries, annual cash bonuses, and long-term stock-based incentives -- is assessed regularly with the assistance of Frederic
W. Cook and Co., compensation consultants. Data for comparison is drawn from surveys of leasing and aircraft industry peer groups. The Compensation Committee believes that the compensation of these peer groups for companies with similar revenues and market capitalization are comparable to that of the Company.

     The Company entered into employment agreements with each of William E. Lindsey, the Chairman of the Board and Chief Executive Officer of the Company, and Michael P. Grella, the President and Chief Operating Officer of the Company. Each employment agreement provides for a term of approximately three years and will automatically extend annually one additional year unless notice is given by the Company or the employee. Mr. Lindsey and Mr. Grella are entitled to a base salary of $260,000 and $215,000 per year, respectively for 2000, and each is entitled to a bonus based upon certain pretax income targets, which could amount to bonuses of up to 125% of the employee's base salary. See "Election of Directors -- Employment Agreements" above. No bonuses were awarded under the plan in 2000.

     During October 2000, the Company granted Mr. Lindsey and Mr. Grella options to acquire 30,000 and 25,000 shares of the Company's common stock. Half of the options vest through October 2002 and the remaining options vest through October 2003. All of the options granted in 2000 expire in October 2005. During March 1999, the Company granted Mr. Lindsey and Mr. Grella options to acquire 15,000 and 14,000 shares of the Company's common stock. The options are fully vested and expire in March 2004. During March 1997, the Company extended the expiration date of options to acquire 293,332 and 195,555 shares of common stock of the Company held by Mr. Lindsey and Mr. Grella, respectively, to March 31, 2007. The options are fully vested.

     The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to maintaining tax deductibility for all executive compensation, except in circumstances where the Compensation Committee believes that such compliance would not be in the best interests of the

Company or its stockholders. The Company believes that all executive officer compensation paid in 2000 met the deductibility requirements of Section 162(m).

                                          Compensation Committee of the Board of
                                          Directors

                                          Kenneth Taylor, Chairman
                                          Ralph O. Hellmold
                                          Christer Salen

                                AMENDMENT OF THE
                        1997 STOCK OPTION AND AWARD PLAN

     The Board of Directors has approved an amendment to the Company's 1997 Stock Option and Award Plan (the "Stock Option Plan") to increase to 475,000 from 325,000 the number of shares of the Company's Common Stock reserved for issuance under the Stock Option Plan as previously approved by the Board of Directors and stockholders of the Company. At March 31, 2001, 181,000 of the authorized 325,000 shares of Common stock were subject to existing options. The proposed amendment would allow the Company greater flexibility to attract, motivate, retain and reward key employees of the Company and other selected persons.

     The Board recommends a vote FOR this proposal. The affirmative vote of the holders of a majority of the Company's shares present or represented by proxy and entitled to vote at the meeting will be required to approve the proposal to amend the Stock Option Plan.

     A summary of the principal provisions of the Stock Option Plan, as proposed to be amended, is set forth below.

     Number of Shares. As Amended, the Stock Option Plan will provide that a maximum of 475,000 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued pursuant to grants and awards under the Stock Option Plan. The maximum number of shares that may be subject to all qualifying sharebased awards, either individually or in the aggregate, that during any calendar year are granted under the Stock Option Plan to any one participant will not exceed 150,000 (subject to certain anti-dilution adjustments).

     Administration and Eligibility. The Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). The Stock Option Plan empowers the Administrator, among other things, to interpret the Stock Option Plan, to make all determinations deemed necessary or advisable for the administration of the Stock Option Plan, and to award to officers and other key employees of the Company and its subsidiaries and certain other eligible persons ("Eligible Employees"), as selected by the Administrator, options, including incentive stock options ("ISOs") as defined in the Internal Revenue Code (the "Code"), stock appreciation rights ("SARs"), shares of restricted stock, performance shares and other awards valued by reference to Common Stock, based on the performance of the participant, the performance of the Company or its Common Stock and/or such other factors as the Administrator deems appropriate. The various types of awards under the Stock Option Plan are collectively referred to as "Awards." Currently, there are seven officers and other employees eligible to participate in the Stock Option Plan.

     Transferability. Generally speaking, Awards under the Stock Option Plan are not transferable other than by will or the laws of descent and distribution, are exercisable only by the participant, and may be paid only to the participant or the participant's beneficiary or representatives. However, the Administrator may establish conditions and procedures under which exercise by and transfers and payments to certain third parties are permitted, to the extent permitted by law.

     Options. An option is the right to purchase shares of Common Stock at a future date at a specified price. The option price is generally the closing price for a share of Common Stock as reported on the Nasdaq National Market ("fair market value") on the date of grant, but may be a lesser amount if authorized by the Administrator. The Stock Option Plan authorizes the Administrator to award options to purchase Common

Stock at an exercise price which may be less than 100% of the fair market value of such stock at the time the option is granted, except in the case of ISOs.

     An option may be granted as an incentive stock option, as defined in the Code, or a nonqualified stock option. An ISO may not be granted to a person who, at the time the ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company and its subsidiaries unless the exercise price is at least 110% of the fair market value of shares of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. The aggregate fair market value of shares of Common Stock (determined at the time the option is granted) for which ISOs may be first exercisable by an option holder during any calendar year under the Stock Option Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. A nonqualified stock option is not subject to any of these limitations.

     The Stock Option Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash. Common Stock (valued at its fair market value on the date of exercise), a promissory note, a combination thereof or, if an option award so provides, by delivering irrevocable instructions to a stockbroker to promptly deliver the exercise price to the Company upon exercise (i.e., a so-called "cashless exercise"). Cash received by the Company upon exercise will constitute general funds of the Company and shares of Common Stock received by the Company upon exercise will return to the status of authorized but unissued shares.

     Consideration for Awards. Typically, the only consideration received by the Company for the grant of an Award under the Stock Option Plan will be the future services by the optionee (as contemplated by the vesting schedule or required by agreement), past services, or a combination thereof.

     SARs. The Stock Option Plan authorizes the Administrator to grant SARs independent of any other Award or concurrently (and in tandem) with the grant of options. An SAR granted in tandem with an option is only exercisable when and to the extent that the related option is exercisable. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over the option price. This amount may be paid in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Administrator may determine. Unless the Award agreement provides otherwise, the option granted concurrently with the SAR must be cancelled to the extent that the SAR is exercised and the SAR must be cancelled to the extent the option is exercised. SARs limited to certain periods of time around a major event, such as reorganization or change in control, may also be granted under the Stock Option Plan.

     Restricted Stock. The Stock Option Plan authorizes the Administrator to grant restricted stock to Eligible Employees on such conditions and with such restricted periods as the Administrator may designate. During the restricted period, stock certificates evidencing the restricted shares will be held by the Company or a third party designated by the Administrator and the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

     Performance Share Awards. The Administrator may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Administrator deems relevant in light of the specific type and terms of the Award. The amount of cash or shares or other property that may be deliverable pursuant to these Awards will be based upon the degree of attainment over a specified period of not more than ten years (a "performance cycle"), as may be established by the Administrator, of such measures of the performance of the Company (or any part thereof) or the participant as may be established by the Administrator. The Administrator may provide for full or partial credit, prior to completion of a performance cycle of the attainment of the performance achievement specified in the Award, in the event of the participant's death, retirement or disability, a Change in Control Event (as defined in the Stock Option Plan) or in such other circumstances as the Administrator may determine.

     Special Performance-Based Share Awards. In addition to awards granted under other provisions of the Stock Option Plan, performance-based awards within the meaning of Section 162(m) of the Code and based on revenues, net earnings, cash flow, return on equity or on assets, or other business criteria ("Other

Performance-Based Awards") relative to preestablished performance goals, may be granted under the Stock Option Plan. The specific performance goals relative to these business criteria must be approved by the Administrator in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. The applicable performance measurement period may not be less than one nor more than ten years. Performance goals may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the goals were set.

     The eligible class of persons for Other Performance-Based Awards is executive officers of the Company. In no event may grants of this type of Award in any fiscal year to any participant relate to more than 150,000 shares or $1,500,000 if payable only in cash. Before any Other Performance-Based Award is paid, the Administrator must certify that the material terms of the Other Performance-Based Award were satisfied. The Administrator will have discretion to determine the restrictions or other limitations of the individual Awards.

     Stock Bonuses. The Administrator may grant a stock bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

     Cash Awards. If Awards payable only in cash are not considered derivative securities and are not intended to constitute a performance-based award under the Code, such Awards will not reduce the number of shares available under the Stock Option Plan. Some cash only awards, however, such as SARs will reduce the numbers of shares available under the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Administrator has the sole and complete authority to determine the employees to whom and the time or times at which such Awards will be made, the number of shares awarded and other conditions of the Awards.

     Terms and Exercise Period of Awards. The Stock Option Plan provides that Awards may be granted for such terms as the Administrator may determine but not greater than ten years after the date of the Award. The Stock Option Plan does not impose any minimum vesting period, post-termination exercise period or pricing requirement, although in the ordinary course, customary restrictions will likely be imposed. Options and SARs will generally be exercisable during the holder's employment by the Company or by a related company and unearned restricted stock and other Awards will generally be forfeited upon the termination of the holder's employment prior to the end of the restricted or performance period. Generally speaking, options which are exercisable prior to termination of employment will remain exercisable for three months thereafter (12 months in the case of retirement, disability or death). Such periods, however, cannot exceed the expiration dates of the Options. SARs have the same post-termination provisions as the Options to which they relate. The Administrator has the authority to accelerate the exercisability of Awards or (within the maximum ten-year term) extend the exercisability periods.

     Termination, Amendment and Adjustment. The Stock Option Plan may be terminated by the Board of Directors at any time. In addition, the Board may amend the Stock Option Plan from time to time, without authorization or approval of the Company's stockholders, unless the amendment (i) materially increases the benefits accruing to participants under the Stock Option Plan, (ii) materially increases the aggregate number of securities that may be issued under the Stock Option Plan or (iii) materially modifies the requirements as to eligibility for participation in the Stock Option Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board of Directors. No Award may be granted under the Stock Option Plan after March 1, 2007, although Awards previously granted may thereafter be amended consistent with the terms of the Stock Option Plan. Upon occurrence of a Change in Control Event (as defined in the Stock Option Plan), there will be an acceleration of vesting unless the Administrator determines otherwise prior to the Change in Control Event. In addition, upon the occurrence of an extraordinary dividend or distribution or any extraordinary corporate transaction, an appropriate adjustment to the number and type of shares or other securities or property subject to an Award and the price thereof may be made in order to prevent dilution or enlargement of rights under Awards.

     Individual Awards may be amended by the Administrator in any manner consistent with the Stock Option Plan. Amendments that adversely affect the holder of any Award, however, are subject to his or her consent.

     The Stock Option Plan is not exclusive and does not limit the authority of the Board of Directors or the Administrator to grant other awards, in stock or cash, or to authorize other compensation, under any other plan or authority.

     Federal Income Tax Consequences. The federal income tax consequences of the Stock Options Plan under current federal law are summarized in the following discussion of general tax principles applicable to the Stock Option Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     The Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option price and the fair market value of the shares at the time of exercise of nonqualified stock options. With respect to ISOs, the Company is generally not entitled to a deduction not does the participant recognize income, either at the time of grant or exercise or (provided the participant holds the shares at least two years after grant and one year after exercise) at any later time. Rather, that participant receives capital gains treatment on the difference between his basis and ultimate sales price.

     The current federal income tax consequences of other Awards authorized under the Stock Option Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as Options; restricted stock is taxed at the time of vesting, unless effectively deferred, although employees may elect earlier taxation and convert future gains to capital gains; bonuses and stock units are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

     If an Award is accelerated under the Stock Option Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code, and certain related excise taxes may be triggered. Furthermore, if compensation attributable to Awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct aggregate compensation that is not performance-based, to the extent it exceeds $1,000,000 in any tax year.

                                AMENDMENT OF THE
                   1997 ELIGIBLE DIRECTORS STOCK OPTIONS PLAN

     The Board of Directors has approved an amendment to the Company's 1997 Eligible Directors Stock Option Plan (the "Directors Plan") to increase to 305,000 from 125,000 the number of shares of the Company's Common Stock reserved for issuance under the Directors Plan. At March 31, 2001, all of the authorized 125,000 shares of Common Stock were subject to existing options. The proposed amendment would allow the Company to continue its program of granting options to Eligible Directors.

     The Board recommends a vote FOR this proposal. The affirmative vote of the holders of a majority of the Company's shares present or represented by proxy and entitled to vote at the meeting will be required to approve the proposal to amend the Directors Plan.

     The purpose of the Directors Plan is to promote the success of the Company by providing an additional means through the grant of stock options to attract, motive and retain experienced and knowledgeable Eligible Directors. The Directors Plan, as proposed to be amended, will provide that annually an Eligible Director will receive an option to purchase 10,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of grant. The Board of Directors has authorized 305,000 shares of Common Stock for issuance under the Directors Plan. Stock options granted under the Directors Plan will expire five years after the date of grant. If a person's service as a member of the Board of Directors terminates, any unexercisable portion of the option shall terminate and the option will terminate six months after the date of termination or the earlier expiration of the option by its terms. Options generally vest over a three-year period. Upon a Change in Control Event (as defined in the Directors Plan), the options will become fully exercisable. "Eligible Director" means a member of the Board of Directors of the Company who as of the applicable date of grant is not (i) an officer or employee of the Company or any subsidiary or (ii) a person to whom equity securities of the Company or an affiliate have been granted or awarded within the prior year under or pursuant to any other plan of the Company or an affiliate that provides for the grant or award of equity securities.

     Options granted under the Directors Plan are nonqualified stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However, upon its exercise, the optionee will recognize taxable income measured by the excess of the then fair market value of the shares over the exercise price. The Company will be entitled to a deduction in the same amount as the taxable income recognized by the optionee.

     The foregoing is only a summary of the effect of federal taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors Plan and does not purport to be complete. Further, this summary does not describe state or local tax consequences.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has been selected by the Board of Directors as the Company's independent public accountants for 2000 and 2001, having served in that capacity since 1995. It is expected that a representative of KPMG LLP will be present at the annual meeting. That representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") of the Board of Directors of International Aircraft Investors (the "Company") has reviewed and discussed with management of the Company and KPMG LLP, the independent public accountants of the Company, the audited financial statements of the Company as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 (the "Audited Financial Statements"). In addition, the Committee has discussed with KPMG LLP the matters required by Codification of Statements on Auditing Standards No. 61.

     The Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and the Committee has discussed with that firm its independence from the Company. The Committee has also discussed with management of the Company and KPMG LLP such other matters and received such assurances from them as the Committee deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. The Committee's responsibilities are described in a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

     Based on the foregoing review and discussions and a review of the report of KPMG LLP with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee of the Board of
                                          Directors

                                          Aaron Mendelsohn
                                          Ralph O. Hellmold
                                          Kenneth Taylor

                                   AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Audited Financial Statements and the review of the financial statements of the Company included in the Company's Form 10-Qs for the year 2000 are $74,500.

                                 ALL OTHER FEES

     The aggregate fees billed by KPMG LLP for tax and other services in the year 2000 are $24,750. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

                              COMPANY PERFORMANCE

     The following graph indicates the performance of the cumulative total return to stockholders of the Company's common stock during the period from November 5, 1997 (the date on which the Company's common stock became publicly traded) in comparison to the cumulative return on the Nasdaq Stock Market-US index and the Nasdaq Financial index and the SNL Operating Lease Company Index. The graph covers the period November 5, 1997 through December 31, 2000.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------
                               11/05/97    12/31/97    12/31/98    12/31/99    12/31/00
---------------------------------------------------------------------------------------
 International Aircraft
  Investors                     100.00       88.75       57.99       59.17       51.48
 NASDAQ -- Total US*            100.00       96.23      135.71      252.20      151.74
 NASDAQ Financial Index         100.00      107.40      104.35      103.65      113.27
 SNL Operating Lease
  Companies Index               100.00       99.14       84.67      121.05       61.06
---------------------------------------------------------------------------------------

---------------

Assumes $100 invested on November 5, 1997 in the Company's common stock and on October 31, 1997 in the Nasdaq Stock Market-US index, the Nasdaq Financial index and the SNL Operating Lease Companies Index and assumes reinvestment of dividends. No cash dividends have ever been declared on the Company's common stock.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock for (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's common stock, (ii) each director and nominee of the Company,
(iii) each executive officer named in the Summary Compensation Table above and
(iv) all directors, nominees and executive officers of the Company as a group.

                                                              NUMBER OF    PERCENT
                          NAME(1)                              SHARES      OF CLASS
                          -------                             ---------    --------
Christer Salen(2)...........................................    414,184       9.6%
William E. Lindsey(3).......................................    349,499       8.1
Michael P. Grella(4)........................................    237,416       5.5
Magnus Gunnarsson(5)........................................     11,644         *
Ralph O. Hellmold(5)........................................     34,644         *
Aaron Mendelsohn(5).........................................     81,917       1.9
Kenneth Taylor(5)...........................................     32,890         *
Stuart M. Warren(6).........................................     88,318       2.1
Rick O. Hammond(7)..........................................     22,110         *
Alan G. Stanford Jr(8)......................................     14,250         *
Christopher W. Vorderkunz(9)................................      8,522         *
Alex R. Lieblong(10)........................................    728,100      16.9
Pilgrim Investments, Inc(11)................................    375,000       8.7
SAFECO Corporation(12)......................................    428,100       9.9
Sven Salen(13)..............................................    289,725       6.7
All directors, nominees and executive officers as a group
  (13 persons)(14)..........................................  2,024,162      47.0

---------------
  *  Less than one percent

 (1) The address for each of named individuals is 3655 Torrance Boulevard, Suite 410, Torrance, CA 90503.

 (2) Shares are held by European Aircraft Investors Limited. Christer Salen is a director of and owns 9% of the outstanding stock of European Aircraft Investors Limited. The remaining stock of European Aircraft Investors Limited is indirectly owned by discretionary trusts of which Mr. Salen is not a beneficiary. Mr. Salen disclaims beneficial ownership of the shares held by such trusts. Christer Salen is the brother of Sven Salen and disclaims beneficial ownership of the shares beneficially owned by Sven Salen. Includes 11,644 shares subject to options exercisable as of December 31, 2000.

 (3) Includes 304,166 shares subject to options exercisable as of December 31, 2000.

 (4) Includes 207,194 shares subject to options exercisable as of December 31, 2000.

 (5) Includes 11,644 shares subject to options exercisable as of December 31, 2000.

 (6) Includes 11,098 shares subject to options exercisable as of December 31, 2000.

 (7) Includes 15,055 shares subject to options exercisable as of December 31, 2000.

 (8) Includes 4,250 shares subject to options exercisable as of December 31, 2000.

 (9) Includes 8,472 shares subject to options exercisable as of December 31, 2000.

(10) Shares are held by Alex R. Lieblong, Key Colony Fund, L.P., Lieblong Transport, Inc. and Paul Spann, based upon Amendment No. 3 to Schedule 13D dated August 11, 2000. Stated address for Key Colony Fund, L.P. is 10825 Financial Centre Parkway, Suite 100, Little Rock, AR 72211

(11) Based upon Amendment No. 1 to Schedule 13G dated February 14, 2000. The stated address for Pilgrim Investments, Inc. is 40 N. Central Avenue, Suite 1200, Phoenix, AZ 85004

(12) Based upon Amendment No. 3 to Schedule 13G dated January 12, 2001. The stated address for SAFECO Corporation is SAFECO Plaza, 601 Union Street, Suite 2500, Seattle WA 98185. 260,900 of the shares are beneficially owned by registered investment companies for which SAFECO Asset

     Management Company acts as an advisor and 167,200 shares are beneficially owned by employee benefit plans for which SAFECO Corporation is the plan sponsor.

(13) Shares are held by Salenia AB. Salenia AB is beneficially owned by Sven Salen and his family. Sven Salen is the brother of Christer Salen and disclaims beneficial ownership of the shares beneficially owned by Christer Salen and European Aircraft Investors.

(14) Includes an aggregate of 609,123 shares subject to options exercisable as of December 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of all Section 16(a) forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting must be received by the Company at its headquarters office not later than December 18, 2001, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

     The Board of Directors has no present intention to present to the meeting for action any matters other than those described above and matters incident to the conduct of the meeting. If any other business comes before the meeting or any adjournment thereof (including but not limited to matters of which the Board of Directors is currently unaware) for which specific authority has not been solicited from the stockholders, then to the extent permitted by law, including the rules of the Securities and Exchange Commission, the Proxy grants to the persons named therein the discretionary authority to vote thereon in accordance with their best judgment.

     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR 2000 WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST ADDRESSED TO THE COMPANY, 3655 TORRANCE BOULEVARD, SUITE 410, TORRANCE, CALIFORNIA 90503, ATTENTION STOCKHOLDER RELATIONS.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          STUART M. WARREN
                                          Secretary

April 12, 2001

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                                                                      APPENDIX A

   CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTERNATIONAL
                               AIRCRAFT INVESTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Review the financial reporting process of International Aircraft Investors (the "Company"), its systems of internal controls, the audit process and the Company's process for monitoring compliance with laws and regulations.

     - Monitor the performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers Automated Quotation National Market (Nasdaq National Market). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The following relate to the Audit Committee members' independence:

     - The Audit Committee member must not have worked as, or be a family member of, an employee of the Company for a minimum of three years.

     - The Audit Committee member must not receive compensation from the Company, excluding direct board compensation, in excess of $60,000 per year.

     - The Audit Committee member's employer must not receive revenue from the Company in excess of $200,000 per year or 5% of its gross revenues.

     - An Audit Committee member cannot be employed as an executive of another entity where any of the Company's executives serve on the entity's compensation committee.

     - All of the above may be waived for one member by approval of the board, as long as the member is not an employee of the Company and the Company discloses the reason for the waiver in the Company's next proxy statement.

     All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

      2. Review the Company's annual audited financial statements and the independent auditors' letter to management prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

      4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

  Independent Auditors

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      8. Review the independent auditors' proposed audit scope and approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss the independent auditors' recommendations to management and any other matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditor judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     12. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     15. Review all reports concerning an significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

     16. Review financial and accounting personnel succession planning within the Company.

     17. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                        INTERNATIONAL AIRCRAFT INVESTORS
                                     PROXY
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of International Aircraft Investors (the "Company") hereby appoints William E. Lindsey and Michael P. Grella as Proxies of the undersigned, with full power of substitution, authorizes them to represent and to vote, as designated on the reverse, all of the shares of common stock of the Company held of record by the undersigned on April 2, 2001, at the 2001 Annual Meeting of Stockholders of the Company to be held May 31, 2001, or any adjournment thereof. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTORS AND FOR ITEMS 2, 3 AND 4 BELOW.

                   (Continued and to be signed on other side)

Please mark your vote as in this example / /

1.   ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below) / /

WITHHOLD AUTHORITY to vote for all nominees listed below / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees: William E. Lindsey, Michael P. Grella, Magnus Gunnarsson, Ralph O. Hellmold, Alex R. Lieblong, Aaron Mendelsohn, Christer Salen, Kenneth Taylor, Stuart M. Warren

2.   To approve the amendment of the Company's 1997 Stock Option Plan.

FOR / /        AGAINST / /         ABSTAIN / /

3.   To approve the amendment of the Company's 1997 Eligible Directors Option
     Plan.

FOR / /        AGAINST / /         ABSTAIN / /

4.   To ratify the selection of KPMG LLP as independent auditors of the Company.

FOR / /        AGAINST / /         ABSTAIN / /

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 12, 2001, is hereby acknowledged.

Signature(s)_________________________________________ Date ____________________

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.